Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Waterfall Holdings, Inc.:
We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333-224166) and in the registration statements on Form S-8 (Nos. 33-78502, 333-04670, 33-45604, 33-39647, 33-57522, 33-78502, 33-91858, 333-53703, 333-84949, 333-38264, 333-65758, 333-28429, 333-97979, 333-118212, 333-138551, 333-161295, 333-183229, 333-222502, 33-37384, 33-62078, 33-45167, 33-46719, 33-50944, 33-84362, 333-208275) of Trimble Inc. of our report dated June 22, 2018, with respect to the consolidated balance sheets of Waterfall Holdings, Inc. as of December 31, 2017, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for the year then ended, and the related notes (collectively, the “consolidated financial statements”), which report appears in the Form 8‑K/A of Trimble Inc. dated September 10, 2018.

/s/ KPMG LLP

Portland, Oregon
September 10, 2018